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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   ________

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                Date of Report
                              September 12, 1997


                        BELLWETHER EXPLORATION COMPANY
            (Exact name of registrant as specified in its charter)


          DELAWARE                       0-9498               76-0437769
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                            Identification Number)


                            1331 LAMAR, SUITE 1455
                             HOUSTON, TEXAS  77010
                   (Address of principal executive offices)


                                (713) 650-1025
             (Registrant's telephone number, including area code)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Not applicable

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         Not applicable

ITEM 5.  OTHER EVENTS

         On September 16, 1997, the Registrant issued the following press release:


        BELLWETHER EXPLORATION COMPANY ADOPTS SHAREHOLDERS RIGHTS PLAN

Houston - Bellwether Exploration Company today announces that its Board of Directors has adopted a shareholders rights plan.

Darby Sere, Chairman and Chief Executive Officer said, "The rights are designed to assure that all of the Company's shareholders receive fair and equal treatment in the event of any proposed takeover of Bellwether. The rights plan was adopted not in response to a specific threat to the Company, but rather, to guard against potential tender offers, open market accumulations and any other abusive tactics to gain control of Bellwether. The rights are intended to enable all of the Company's shareholders to realize the long-term value in their investment in Bellwether."

Under the rights plan, rights will be distributed as a dividend at the rate of one right for each share of the Company's common stock held of record on September 26, 1997. The rights distribution is not taxable to shareholders. The rights, which will initially trade with the common stock, separate from the common stock and become exercisable on the earlier of:

 .    The tenth day following the date of the first public announcement that any person has become the beneficial owner of 15% of the outstanding common stock or,

 .    The close of business on the tenth business day following the date of the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in a person owning over 15% of the outstanding common stock (the earlier of such dates, being the "Distribution Date").

After the Distribution Date, each right initially entitles a holder to purchase one one-hundredth of a share of preferred stock at a purchase price of $50.00 (the "Purchase Price").

After any person or group becomes the beneficial owner of over 15% of the outstanding common stock (such person or group being an "Acquiring Person"), each right (other than the rights held

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by the Acquiring Person, which rights shall become void) shall be exercisable to purchase, at the Purchase Price, common stock, cash or other securities of Bellwether with a market value equal to two times the Purchase Price.

If Bellwether is acquired in a merger or engages in certain business combinations or asset sales after a person has acquired 15% of Bellwether's common stock, each right (other than rights held by an Acquiring Person) shall become exercisable to purchase, at the Purchase Price, shares of common stock or cash of the surviving corporation or purchaser, respectively, with an aggregate market value equal to two times the Purchase Price.

Prior to ten days after a person or group acquires 15% of the outstanding common stock, unless the rights have earlier expired or been exchanged, the Company may redeem all of the outstanding rights at a redemption price of $.01 per right. The rights may be exchanged, after a person or group has acquired 15% of the outstanding common stock and prior to a person or group owning 50% of the shares, for common stock at an exchange ratio of one share per right. The rights shall expire on September 26, 2007, unless earlier redeemed or exchanged.

Additional information regarding the rights plan will be outlined in a summary to be mailed to all shareholders following the record date.

Bellwether Exploration Company (NASDAQ: BELW) is a Houston, Texas-based independent oil and gas company engaged in the acquisition, exploitation, exploration and production of oil and natural gas, as well as gas gathering and processing. The Company's principal properties are located in Texas, Louisiana, onshore and offshore California, and in the Gulf of Mexico.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not applicable

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Not applicable

ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable

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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         Not applicable

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BELLWETHER EXPLORATION COMPANY



September 16, 1997                     By:  /s/ J. Darby Sere
                                           _________________________________
                                           Name:  J. Darby Sere
                                           Title: Chairman and
                                                  Chief Executive Officer

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